UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

GLOBAL TECH INDUSTRIES GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed: March 28, 2022

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

GLOBAL TECH INDUSTRIES GROUP, INC.

511 SIXTH AVENUE, SUITE 800

NEW YORK, NEW YORK 10011

NOTICE OF ACTION TO BE TAKEN BY

THE SHAREHOLDERS

INFORMATION STATEMENT

(Preliminary)

March 28, 2022

To the Shareholders of Global Tech Industries Group, Inc.

On March 28, 2022, the board of directors of Global Tech Industries Group, Inc., a Nevada corporation (the “Company” or “GTII”), unanimously approved and consented that the Company amend its Articles of Incorporation in order to increase the number of authorized shares of common stock from 550,000,000, par value $0.001 per share, to 750,000,000, par value $0.001 per share. On March 28, 2022, David Reichman (the “Majority Shareholder”,) who is entitled to vote of a total of 1,000 shares of Series A Preferred Stock, or approximately 51.1% of the voting control, and 38,841,285 shares of common stock or approximately 15.18% of the total issued and outstanding voting stock of the Company approved of such action by written consent in lieu of a special meeting of the Company’s shareholders in accordance with the General Corporation Law of the State of Nevada (the “NGCL”), which then authorized the officers and directors of the Company to cause the Company to amend its Articles of Incorporation in order to increase the number of authorized shares of common stock from 550,000,000, par value $0.001 per share, to 750,000,000, par value $0.001 per share.

For the Board of Directors of

Global Tech Industries Group, Inc.

Date: March 28, 2022	By:	/s/ David Reichman
David Reichman
Chief Executive Officer and Director

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

GLOBAL TECH INDUSTRIES GROUP, INC.

511 SIXTH AVENUE, SUITE 800

NEW YORK, NEW YORK 10011

SHAREHOLDERS ACTION

On March 28, 2022, the board of directors of the Company, unanimously approved and consented that the Company amend its Articles of Incorporation in order to increase the number of authorized shares of common stock from 550,000,000, par value $0.001 per share, to 750,000,000, par value $0.001 per share. The Majority Shareholder submitted his written consent to the board resolution described in this Information Statement on or about March 28, 2022, to be effective upon satisfaction by the Company of all applicable filing and notification requirements of the Securities and Exchange Commission. As of March 28,2022 the Majority Shareholder was entitled to vote of record 1,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share, or 51.1% of the voting power of the Company, and 38,841,285 shares of the Company’s common stock, par value $0.001 per share, or approximately 15.18% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by approximately 313 other shareholders.

The Majority Shareholder is David Reichman, the chairman of the board and chief executive officer of the Company.

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. The Majority Shareholder has consented to the shareholder resolution described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding voting stock of the Company is required to adopt the resolution described in this Information Statement and has been obtained. As of the Record Date, March 28, 2022, the Company’s voting stock consisted of a total of 255,840,515 shares of common stock and 1,000 shares of Series A Preferred Stock. The holders of the Company’s Series A Preferred Stock have the right to vote in an amount equal to 51.1% of the total vote with respect to any proposal relating to increasing the authorized share capital of the Company.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposed resolution will not be adopted until at least 20 days after the date on which this Information Statement has been mailed to the Company’s shareholders. This Information Statement will serve as written notice to the Company’s shareholders pursuant to the NGCL.

THE COMPANY AND THE TRANSACTION

Proposed Shareholder Action

The Company has its executive offices at 511 Sixth Avenue, Suite 800, New York, New York 10011, and its telephone number is (212) 204-7926. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation (the “Amendment”) in order to increase the number of authorized shares of the Company’s common stock from 550,000,000, par value $0.001 per share, to 750,000,000, par value $0.001 per share.

The Board of Directors of the Company voted unanimously to implement the Amendment because the Board of Directors believes that an increase to the number of authorized shares of the Company’s common stock will allow the Company to raise the capital necessary for the Company to grow its business in the future.

The Company is not expected to experience a material tax consequence as a result of the Amendment. Increasing the number of authorized shares of the Company’s common stock, however, subjects the Company’s existing shareholders to future dilution and subordination of their ownership and voting power in the Company.

Company Plans

The Company currently has no definitive plans to issue the newly authorized common stock provided for in the Amendment. The Company may issue additional common stock from time to time in the future for the purpose of raising capital or undertaking strategic acquisitions.

Potential Anti-Takeover Effect

The additional shares of common stock that will become available for issuance upon the adoption of the resolution could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of the Amendment could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Additional Information

Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company’s Form 10-K annual report and its Form 10-Q quarterly reports. Copies of the Company’s Form 10-K for its fiscal year ending December 31, 2020, as well as the Company’s Form 10-Q for the quarters ending March 31, 2021, June 30, 2021 and September 30, 2021, are available upon request to: David Reichman, Chairman & CEO, 511 Sixth Avenue, Suite 800, New York, New York, 10011. These reports are also available under the Company’s name on the Securities and Exchange Commission’s website at www.sec.gov.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the names of the Company’s executive officers and directors and all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of GTII as of March 28, 2022. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of March 28, 2022 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 255,840,515 outstanding shares of common stock. Except as otherwise listed below, the address of each person is 511 Sixth Avenue, Suite 800, New York, New York 10011. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

	Common Stock		Preferred Stock
Name of Beneficial	Number of Shares Owned	Percentage Owned	Number of Shares Owned	Percentage Owned
Ownership (1)
David Reichman (2)	38,841,285	15.18	1,000	100

Kathy Griffin	11,605,800	4.54

Frank Benintendo	4,692,079	1.83

Don Gilbert	4,599,218	1.80

Michael Valle	1,859,000	0.72

1.	Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

2.	As the holder of the Company’s Series A Preferred Stock, Mr. Reichman has the right to vote in an amount equal to 51.1% the total vote with respect to any proposal relating to increasing the authorized share capital of the Company.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to David Reichman, 511 Sixth Avenue, Suite 800, New York, New York 10011, or call the Company at (212) 204-7926 and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO DAVID REICHMAN, CHAIRMAN & CEO, 511 SIXTH AVENUE, SUITE 800, NEW YORK, NEW YORK 1—11, telephone (212) 204-7926. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: March 28, 2022

By Order of the Board of Directors

/s/ David Reichman
David Reichman
Global Tech Industries Group, Inc.
Chief Executive Officer and Director

Exhibit A

Certificate of Amendment

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GLOBAL TECH INDUSTRIES GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

That the company has increased the authorized shares of common stock from 550,000,000 to 750,000,000.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15